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Exhibit 23.2

Independent Accountants' Consent

The Members
Formulation Technologies, L.L.C.:

        We consent to the use of our report dated September 13, 2007, with respect to the balance sheets of Formulation Technologies, L.L.C. as of December 31, 2005 and 2006, and the related statements of operations, members' equity, and cash flows for the years ended December 31, 2005 and 2006, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Austin, Texas
October 19, 2007

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  Exhibit 23.2
Independent Accountants' Consent